Exhibit 23.1



                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 1,500,000 shares of Class A Common Stock, pertaining to the Bandag, Incorporated Stock Award Plan of our report dated January 25, 2001, with respect to the consolidated financial statements and schedule of Bandag, Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
August 14, 2001